[State of California Office of the Secretary of State]


         I, MARCH FONG EU, Secretary of State of the State Of California, hereby certify:

         That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                                     IN WITNESS WHEREOF, I
                                                       execute this
                                                       certificate and affix
                                                       the Great Seal of the
                                                       State of California this


                                                       [October 22, 1982]



                                                       /s/ March Fong Eu
                                                       Secretary of State

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                           ARTICLES OF INCORPORATION
                                       OF
                                NEW AVALON, INC.

                                       I

         The name of this corporation is New Avalon, Inc.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

         The name and address in the state of California of this corporation's initial agent for service of process is Robert H. Bretz, Bretz and Hennigan, 10350 Santa Monica Boulevard, Suite 130, Los Angeles, California 90025.

                                       IV

         This corporation is authorized to issue only one class of shares of capital stock; and the total number of shares of capital stock which this corporation is authorized to issue is one hundred thousand (100,000).

Dated: October 21, 1982



                                                        /s/ Robert H. Bretz
                                                        Robert H. Bretz


         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.



                                                        /s/ Robert H. Bretz
                                                        Robert H. Bretz



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